UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 31, 2007

Smart Online, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32634	95-4439334
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2530 Meridian Parkway, 2nd Floor, Durham, North Carolina		27713
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	919-765-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 31, 2007, the Board of Directors (the "Board") of Smart Online, Inc. (the "Company") increased the authorized size of the Board from six to nine members, and set the current number of directors at seven. The Board also appointed David E. Colburn to the Board and the Audit Committee as of that date.

In connection with his service on the Board, Mr. Colburn will be compensated pursuant to the Company’s Revised Board Compensation Policy, which was attached as Exhibit 10.45 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 3, 2007. Pursuant to the Revised Board Compensation Policy, the Board granted 10,000 shares of restricted common stock of the Company to Mr. Colburn on May 31, 2007, with a fair market value equal to the closing price per share of the Company's common stock on the Over-the-Counter Bulletin Board on that date. A copy of the form of Restricted Stock Agreement (Non-Employee Director) setting forth the terms and conditions of Mr. Colburn's grant of restricted stock is attached to this report as Exhibit 10.1 and is incorporated into this report by reference. In addition, Mr. Colburn will receive a monthly retainer of $1,500 for serving as a member of the Board, and an additional $250 per month for serving as a member of the Audit Committee.

Mr. Colburn served as President, Global Manufacturing Industry Practice of Electronic Data Systems ("EDS"), a provider of business and technology solutions, from 2004 to 2006. He has been responsible for developing EDS's global manufacturing industry business and sales strategy for its automotive, industrial manufacturing, high tech and aerospace & defense Segments. Mr. Colburn has previously served as EDS's Area Director, Manufacturing - Automotive (2003 - 2004); Vice President of the Global Industry Group (2002 - 2003); and Vice President of Global Industrial Manufacturing within the Global Industry Group (2001 - 2002). In addition, Mr. Colburn has had a career where he has had responsibilities as President of four different corporations in the Manufacturing and Industrial segments. Mr. Colburn has served as chairman and on the boards of directors of several automotive industry associations. Mr. Colburn received a B.A. in Liberal Arts from Robert Wesleyan College, and previously served on that institution's Board of Trustees. He has enrolled in continuing education programs at, among others, the University of Michigan and the University of Pennsylvania.

A press release announcing the appointment of Mr. Colburn to the Company's Board of Directors is attached to this report as Exhibit 99.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective May 31, 2007, the Company amended its Second Amended and Restated Bylaws (the "Bylaws"). The amendment provides for an increase in the authorized size of the Board from six under the Bylaws to nine under the Third Amended and Restated Bylaws.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1 Third Amended and Restated Bylaws
10.1 Form of Restricted Stock Agreement (Non-Employee Director) under Smart Online, Inc.'s 2004 Equity Compensation Plan
99.1 Press Release dated May 31, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smart Online, Inc.

May 31, 2007	By:	/s/ Nicholas A. Sinigaglia

Name: Nicholas A. Sinigaglia
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

3.1	Third Amended and Restated Bylaws
10.1	Form of Restricted Stock Agreement (Non-Employee Director) under Smart Online, Inc.'s 2004 Equity Compensation Plan
99.1	Press Release dated May 31, 2007